Exhibit 99.1

Contact:	Dennis Story	Rick Fernandez
	Chief Financial Officer	Senior Manager, Corporate Communications
	Manhattan Associates, Inc.	Manhattan Associates, Inc.
	770-955-7070	678-597-6988
	dstory@manh.com	rfernandez@manh.com

Manhattan Associates Reports Third Quarter 2018 Results

Company Raises EPS Guidance and Narrows its Full-Year Total Revenue Guidance Range

ATLANTA – October 23, 2018 – Leading Supply Chain and Omnichannel Commerce Solutions provider Manhattan Associates Inc. (NASDAQ: MANH) today reported GAAP diluted earnings per share for the third quarter ended September 30, 2018, of $0.43 compared to $0.47 in Q3 2017, on license revenue of $11.5 million, cloud subscriptions revenue of $6.5 million and total revenue of $142.4 million. Non-GAAP adjusted diluted earnings per share for Q3 2018 was $0.49 compared to $0.51 in Q3 2017.

“We posted solid operating results for Q3 highlighted by ongoing progress in our cloud transition and the strengthening of our Global Services business,” said Manhattan Associates president and CEO Eddie Capel. “Q3 total revenue and earnings per share performance improved over Q2 in line with expectations and we expect to exit 2018 stronger than we entered the year. Based on our outlook for the remainder of the year, we are raising our 2018 full-year earnings guidance and are narrowing the range of our full-year total revenue estimate.”

“While cautious regarding global geopolitical and economic volatility, we continue to be very bullish on the market opportunity ahead with supply chain complexity and retail evolution in our target markets bringing continued need for our solutions among our customers. Customer feedback and win rates are strong, and our product advancements are enabling our clients to Push Possible® with their commerce supply chains,” added Mr. Capel.

THIRD QUARTER 2018 FINANCIAL SUMMARY:

•

We have reclassified certain line items in prior period financial statements to conform to the current period presentation in the consolidated statements of income because of our business transition to cloud subscriptions.

•	GAAP diluted earnings per share was $0.43 in Q3 2018 compared to $0.47 in Q3 2017.

•	Adjusted diluted earnings per share, a non-GAAP measure, was $0.49 in Q3 2018, compared to $0.51 in Q3 2017.
•

Consolidated total revenue was $142.4 million in Q3 2018, compared to $152.9 million in Q3 2017. License revenue was $11.5 million in Q3 2018, compared to $16.3 million in Q3 2017. Cloud subscription revenue was $6.5 million in Q3 2018, compared to $2.5 million in Q3 2017.

•	GAAP operating income was $36.1 million in Q3 2018, compared to $51.1 million in Q3 2017.
•	Adjusted operating income, a non-GAAP measure, was $41.5 million in Q3 2018, compared to $54.9 million in Q3 2017.
•	Cash flow from operations was $35.2 million in Q3 2018, compared to $44.0 million in Q3 2017. Days Sales Outstanding was 60 days at September 30, 2018, compared to 64 days at June 30, 2018.
•	Cash and investments totaled $93.9 million at September 30, 2018, compared to $83.4 million at June 30, 2018.
•

During the three months ended September 30, 2018, the Company repurchased 388,562 shares of Manhattan Associates common stock under the share repurchase program authorized by our Board of Directors for a total investment of $20.7 million. In October 2018, our Board authorized the Company to repurchase up to an aggregate of $50 million of the Company’s common stock.

NINE MONTH 2018 FINANCIAL SUMMARY:

•

We have reclassified certain line items in prior period financial statements to conform to the current period presentation in the consolidated statements of income because of our business transition to cloud subscriptions.

•	GAAP diluted earnings per share for the nine months ended September 30, 2018, was $1.18, compared to $1.32 for the nine months ended September 30, 2017.
•	Adjusted diluted earnings per share, a non-GAAP measure, was $1.33 for the nine months ended September 30, 2018, compared to $1.42 for the nine months ended September 30, 2017.

•

Consolidated revenue for the nine months ended September 30, 2018, was $414.8 million, compared to $450.5 million for the nine months ended September 30, 2017. License revenue was $32.1 million for the nine months ended September 30, 2018, compared to $57.6 million for the nine months ended September 30, 2017. Cloud subscription revenue was $16.3 million for the nine months ended September 30, 2018, compared to $6.4 million for the nine months ended September 30, 2017.

•	GAAP operating income was $99.6 million for the nine months ended September 30, 2018, compared to $142.1 million for the nine months ended September 30, 2017.
•	Adjusted operating income, a non-GAAP measure, was $114.5 million for the nine months ended September 30, 2018, compared to $156.4 million for the nine months ended September 30, 2017.
•	Cash flow from operations was $103.3 million in the nine months ended September 30, 2018, compared to $116.6 million in the nine months ended September 30, 2017.
•

During the nine months ended September 30, 2018, the Company repurchased 2,628,918 shares of Manhattan Associates common stock under the share repurchase program authorized by our Board of Directors, for a total investment of $118.5 million.

NEW PRESENTATION OF CONSOLIDATED STATEMENTS OF INCOME

We have reclassified certain line items in prior period financial statements to conform to the current period presentation in the consolidated statements of income because of our business transition to cloud subscriptions. These reclassifications include: all revenue line items; cost of license; cost of cloud subscriptions, maintenance and services; and cost of hardware. These reclassifications did not affect total revenue, operating income or net income. For further detail, please see note 7 in the supplemental financial information accompanying this press release.

2018 GUIDANCE

Manhattan Associates provides the following updated revenue, operating margin and diluted earnings per share guidance for the full year 2018:

	Guidance Range - 2018 Full Year
($'s in millions, except operating margin and EPS)	$ Range		% Growth Range

Total revenue - current guidance	$552	$555	-7%	-7%

Total revenue - previous guidance	$548	$560	-8%	-6%

Operating Margin:
GAAP operating margin - current guidance	22.6%	22.9%
Equity-based compensation	3.7%	3.6%
Adjusted operating margin(1) - current guidance	26.3%	26.5%

GAAP operating margin - previous guidance	21.1%	21.4%
Equity-based compensation	3.7%	3.6%
Adjusted operating margin(1) - previous guidance	24.8%	25.0%

Diluted earnings per share (EPS):
GAAP EPS - current guidance	$1.48	$1.50	-12%	-11%
Equity-based compensation, net of tax	0.21	0.21
Adjusted EPS(1) - current guidance	$1.69	$1.71	-10%	-9%

GAAP EPS - previous guidance	$1.32	$1.36	-21%	-19%
Equity-based compensation, net of tax	0.25	0.25
Adjusted EPS(1) - previous guidance	$1.57	$1.61	-16%	-14%

(1) Adjusted operating margin and adjusted EPS are non-GAAP measures that exclude the impact of equity-based compensation and acquisition-related costs, and the related income tax effects of these items if applicable.

Manhattan Associates currently intends to publish in each quarterly earnings release certain expectations with respect to future financial performance. Those statements, including the guidance provided above, are forward looking. Actual results may differ materially. Those statements, including the guidance provided above, do not reflect the potential impact of mergers, acquisitions or other business combinations that may be completed after the date of the release.

Manhattan Associates will make its earnings release and published expectations available on its website (www.manh.com). Following publication of this earnings release, any expectations with respect to future financial performance contained in this release, including the guidance above, should be considered historical only, and Manhattan Associates disclaims any obligation to update them.

CONFERENCE CALL

The Company’s conference call regarding its third quarter financial results will be held today, October 23, 2018, at 4:30 p.m. Eastern Time. We invite investors to a live webcast of the conference call through the Investor Relations section of Manhattan Associates' website at www.manh.com. To listen to the live webcast, please go to the website at least 15 minutes before the call to download and install any necessary audio software.

Those who cannot listen to the live broadcast may access a replay shortly after the call by dialing +1.855.859.2056 in the U.S. and Canada, or +1.404.537.3406 outside the U.S., and entering the conference identification number 5088866 or via the web at www.manh.com. The phone replay will be available for two weeks after the call, and the Internet webcast will be available until Manhattan Associates’ fourth quarter 2018 earnings release.

GAAP VERSUS NON-GAAP PRESENTATION

The Company provides adjusted operating income and margin, adjusted income tax provision, adjusted net income, adjusted diluted earnings per share, adjusted cost of services, and adjusted cost of cloud subscriptions, maintenance and services in this press release as additional information regarding the Company’s historical and projected operating results. These measures are not in accordance with – or alternatives to – GAAP, and may be different from similarly titled non-GAAP measures used by other companies. The Company believes the presentation of these non-GAAP financial measures facilitates investors’ ability to understand and compare the Company’s results and guidance, because the measures provide supplemental information in evaluating the operating results of its business, as distinct from results that include items not indicative of ongoing operating results, and because the Company believes its peers typically publish similar non-GAAP measures. This release should be read in conjunction with the Company’s Form 8-K earnings release filing for the three and nine months ended September 30, 2018.

Non-GAAP adjusted operating income and margin, adjusted income tax provision, adjusted net income and adjusted diluted earnings per share exclude the impact of equity-based compensation, acquisition-related costs and the amortization of these costs, and a restructuring charge – all net of income tax effects, and the impact of the Tax Cuts and Jobs Act. Adjusted cost of services and adjusted cost of cloud subscriptions, maintenance and services exclude the impact of equity-based compensation. We include reconciliations of the Company’s GAAP financial measures to non-GAAP adjustments in the supplemental information attached to this release.

ABOUT MANHATTAN ASSOCIATES

Manhattan Associates is a technology leader in supply chain and omnichannel commerce. We unite information across the enterprise, converging front-end sales with back-end supply chain execution. Our software, platform technology and unmatched experience help drive both top-line growth and bottom-line profitability for our customers.

Manhattan Associates designs, builds and delivers leading edge cloud and on-premise solutions so that across the store, through your network or from your fulfillment center, you are ready to reap the rewards of the omnichannel marketplace. For more information, please visit www.manh.com.

This press release contains “forward-looking statements” relating to Manhattan Associates, Inc.  Forward-looking statements in this press release include, without limitation, the information set forth under “2018 Guidance,” statements we make about market adoption of our cloud-based solution and other statements identified by words such as “may,” “expect,” “forecast,” “anticipate,” “intend,” “plan,” “believe,” “could,” “seek,” “project,” “estimate,” and similar expressions.  Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are: uncertainty about the global economy, risks related from transitioning our business from a traditional perpetual license software company (generally hosted by our customers on their own premises and equipment) to a subscription-based software-as-a service/cloud-based model, disruption in the retail sector, the possible effect of new U.S. tariffs on imports from other countries (and possible responsive tariffs on U.S. exports by other countries) on international commerce, delays in product development, competitive pressures, software errors, information security breaches and the risk factors set forth in Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 and in Item 1A of Part II in subsequent Quarterly Reports on Form 10-Q. Manhattan Associates undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes in future operating results.

###

MANHATTAN ASSOCIATES, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Income

(in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Revenue:
Software license	$11,526	$16,260	$32,054	$57,601
Cloud subscriptions	6,455	2,534	16,301	6,408
Maintenance	37,177	36,338	110,567	105,673
Services	84,136	84,211	245,160	249,319
Hardware	3,057	13,540	10,709	31,512
Total revenue	142,351	152,883	414,791	450,513
Costs and expenses:
Cost of license	1,211	1,316	4,615	4,106
Cost of cloud subscriptions, maintenance and services	59,975	51,103	173,446	159,111
Cost of hardware	-	10,653	-	23,789
Research and development	18,453	14,747	53,688	43,074
Sales and marketing	10,726	10,739	37,419	34,260
General and administrative	13,711	11,031	39,396	34,290
Depreciation and amortization	2,179	2,275	6,616	6,863
Restructuring charge	-	(77)	-	2,945
Total costs and expenses	106,255	101,787	315,180	308,438
Operating income	36,096	51,096	99,611	142,075
Other income (loss), net	1,538	207	3,245	(232)
Income before income taxes	37,634	51,303	102,856	141,843
Income tax provision	9,179	18,704	24,081	49,876
Net income	$28,455	$32,599	$78,775	$91,967

Basic earnings per share	$0.43	$0.47	$1.18	$1.33
Diluted earnings per share	$0.43	$0.47	$1.18	$1.32

Weighted average number of shares:
Basic	65,658	68,928	66,539	69,389
Diluted	65,901	69,135	66,717	69,614

MANHATTAN ASSOCIATES, INC. AND SUBSIDIARIES

Reconciliation of Selected GAAP to Non-GAAP Measures

(in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017

Operating income	$36,096	$51,096	$99,611	$142,075
Equity-based compensation (a)	5,303	3,773	14,573	11,041
Purchase amortization (c)	107	108	322	323
Restructuring charge (d)	-	(77)	-	2,945
Adjusted operating income (Non-GAAP)	$41,506	$54,900	$114,506	$156,384

Income tax provision	$9,179	$18,704	$24,081	$49,876
Equity-based compensation (a)	1,299	1,377	3,570	4,030
Tax benefit of stock awards vested (b)	41	22	771	1,897
Purchase amortization (c)	26	40	79	118
Restructuring charge (d)	-	(28)	-	1,075
U.S. Tax Cuts and Jobs Act impact (e)	-	-	348	-
Adjusted income tax provision (Non-GAAP)	$10,545	$20,115	$28,849	$56,996

Net income	$28,455	$32,599	$78,775	$91,967
Equity-based compensation (a)	4,004	2,396	11,003	7,011
Tax benefit of stock awards vested (b)	(41)	(22)	(771)	(1,897)
Purchase amortization (c)	81	68	243	205
Restructuring charge (d)	-	(49)	-	1,870
U.S. Tax Cuts and Jobs Act impact (e)	-	-	(348)	-
Adjusted net income (Non-GAAP)	$32,499	$34,992	$88,902	$99,156
				-

Diluted EPS	$0.43	$0.47	$1.18	$1.32
Equity-based compensation (a)	0.06	0.03	0.16	0.10
Tax benefit of stock awards vested (b)	-	-	(0.01)	(0.03)
Purchase amortization (c)	-	-	-	-
Restructuring charge (d)	-	-	-	0.03
U.S. Tax Cuts and Jobs Act impact (e)	-	-	(0.01)	-
Adjusted diluted EPS (Non-GAAP)	$0.49	$0.51	$1.33	$1.42

Fully diluted shares	65,901	69,135	66,717	69,614

(a)

Adjusted results exclude all equity-based compensation, to facilitate comparison with our peers and for the other reasons explained in our Current Report on Form 8-K filed today with the SEC on the date hereof. Equity-based compensation is included in the following GAAP operating expense lines for the three and nine months ended September 30, 2018, and 2017:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017

Cost of services	$1,531	$875	$4,204	$2,596
Research and development	1,074	774	3,135	1,928
Sales and marketing	591	490	1,496	1,550
General and administrative	2,107	1,634	5,738	4,967
Total equity-based compensation	$5,303	$3,773	$14,573	$11,041

(b)

Adjustments represent the excess tax benefits and tax deficiencies of the stock awards vested during the period. Excess tax benefits (deficiencies) occur when the amount deductible for an award of equity instruments on our tax return is more (less) than the cumulative compensation cost recognized for financial reporting purposes. As discussed above, we excluded equity-based compensation from adjusted non-GAAP results to be consistent with other companies in the software industry and for the other reasons explained in our Current Report on Form 8-K filed with the SEC. Therefore, we also excluded the related tax benefit (expense) generated upon their vesting.

(c)

Adjustments represent purchased intangibles amortization from a prior acquisition. We exclude that amortization from adjusted results to facilitate comparison with our peers, to facilitate comparisons of the results of our core operations from period to period and for the other reasons explained in our Current Report on Form 8-K filed with the SEC.

(d)

In May 2017, we eliminated about 100 positions due to retail sector headwinds and to align our services capacity with demand. That action did not impair or alter our strategic investment plans in innovation and sales and marketing to increase market share and extend our competitive advantage. As a result of that initiative, we recorded a charge of approximately $3.0 million in the second quarter of 2017. The charge primarily consisted of employee severance, employee transition and outplacement costs. We excluded that charge from adjusted non-GAAP results because we do not believe the charge was a cost resulting from normal operating activities and for the other reasons explained in our Current Report on Form 8-K filed with the SEC.

(e)

In the fourth quarter of 2017, we recorded a provisional net one-time tax of $2.8 million because of the enactment of the Tax Cuts and Jobs Act in December 2017. We calculated that amount based on a reasonable estimate of the income tax effects, primarily from a tax on accumulated foreign earnings and the remeasurement of deferred tax assets. We adjusted our provisional estimate by $0.3 million during the nine months ended September 30, 2018.

MANHATTAN ASSOCIATES, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(in thousands, except share and per share data)

	September 30, 2018	December 31, 2017
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$89,749	$125,522
Short-term investments	4,148	-
Accounts receivable, net of allowance of $2,792 and $2,692, respectively	92,966	92,231
Prepaid expenses and other current assets	16,292	10,320
Total current assets	203,155	228,073

Property and equipment, net	14,501	15,493
Goodwill, net	62,243	62,248
Deferred income taxes	1,424	1,877
Other assets	9,685	7,304
Total assets	$291,008	$314,995

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$14,273	$14,028
Accrued compensation and benefits	26,711	15,826
Accrued and other liabilities	11,247	12,105
Deferred revenue	83,020	75,068
Income taxes payable	1,355	7,228
Total current liabilities	136,606	124,255

Other non-current liabilities	14,724	15,784

Shareholders' equity:
Preferred stock, no par value; 20,000,000 shares authorized, no shares issued or outstanding in 2018 and 2017	-	-
Common stock, $0.01 par value; 200,000,000 shares authorized; 65,378,469 and 67,776,138 shares issued and outstanding at September 30, 2018 and December 31, 2017, respectively	654	678
Retained earnings	156,912	186,117
Accumulated other comprehensive loss	(17,888)	(11,839)
Total shareholders' equity	139,678	174,956
Total liabilities and shareholders' equity	$291,008	$314,995

MANHATTAN ASSOCIATES, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(in thousands)

	Nine Months Ended September 30,
	2018	2017
	(unaudited)	(unaudited)
Operating activities:
Net income	$78,775	$91,967
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	6,616	6,863
Equity-based compensation	14,573	11,041
Loss on disposal of equipment	56	34
Deferred income taxes	(244)	741
Unrealized foreign currency (gain) loss	(1,373)	93
Changes in operating assets and liabilities:
Accounts receivable, net	(1,995)	5,095
Other assets	(5,296)	(940)
Accounts payable, accrued and other liabilities	11,059	(2,273)
Income taxes	(7,488)	(2,151)
Deferred revenue	8,635	6,169
Net cash provided by operating activities	103,318	116,639

Investing activities:
Purchase of property and equipment	(5,536)	(3,897)
Net purchases of investments	(5,196)	(4,487)
Net cash used in investing activities	(10,732)	(8,384)

Financing activities:
Purchase of common stock	(124,558)	(81,700)
Net cash used in financing activities	(124,558)	(81,700)

Foreign currency impact on cash	(3,801)	2,648

Net change in cash and cash equivalents	(35,773)	29,203
Cash and cash equivalents at beginning of period	125,522	95,615
Cash and cash equivalents at end of period	$89,749	$124,818

MANHATTAN ASSOCIATES, INC.

SUPPLEMENTAL INFORMATION

1.	GAAP and Adjusted earnings per share by quarter are as follows:

	2017					2018
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year	1st Qtr	2nd Qtr	3rd Qtr	YTD
GAAP Diluted EPS	$0.40	$0.45	$0.47	$0.36	$1.68	$0.33	$0.42	$0.43	$1.18
Adjustments to GAAP:
Equity-based compensation	0.04	0.03	0.03	0.05	0.15	0.05	0.06	0.06	0.16
Tax benefit of stock awards vested	(0.03)	-	-	-	(0.03)	(0.01)	-	-	(0.01)
Purchase amortization	-	-	-	-	-	-	-	-	-
Restructuring charge	-	0.03	-	-	0.03	-	-	-	-
U.S. Tax Cuts and Jobs Act impact	-	-	-	0.04	0.04	(0.01)	-	-	(0.01)
Adjusted Diluted EPS	$0.42	$0.50	$0.51	$0.45	$1.87	$0.37	$0.47	$0.49	$1.33
Fully Diluted Shares	70,247	69,421	69,135	68,791	69,424	67,736	66,535	65,901	66,717

2.Revenues and operating income by reportable segment are as follows (in thousands):

	2017					2018
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year	1st Qtr	2nd Qtr	3rd Qtr	YTD
Revenue:
Americas	$113,115	$123,658	$124,833	$115,543	$477,149	$104,615	$112,945	$113,886	$331,446
EMEA	23,360	22,028	18,453	21,508	85,349	19,164	21,356	21,181	61,701
APAC	7,014	8,455	9,597	7,035	32,101	6,790	7,570	7,284	21,644
	$143,489	$154,141	$152,883	$144,086	$594,599	$130,569	$141,871	$142,351	$414,791

GAAP Operating Income:
Americas	$28,713	$35,717	$39,295	$32,968	$136,693	$20,318	$26,589	$26,200	$73,107
EMEA	10,754	9,995	7,128	7,952	35,829	5,475	6,252	7,413	19,140
APAC	2,253	3,547	4,673	2,650	13,123	2,037	2,844	2,483	7,364
	$41,720	$49,259	$51,096	$43,570	$185,645	$27,830	$35,685	$36,096	$99,611

Adjustments (pre-tax):
Americas:
Equity-based compensation	$4,472	$2,796	$3,773	$5,188	$16,229	$4,343	$4,927	$5,303	$14,573
Purchase amortization	107	108	108	107	430	107	108	107	322
Restructuring charge	-	2,908	(77)	(18)	2,813	-	-	-	-
	$4,579	$5,812	$3,804	$5,277	$19,472	$4,450	$5,035	$5,410	$14,895

EMEA:
Restructuring charge	-	114	-	(6)	108	-	-	-	-

Adjusted non-GAAP Operating Income:
Americas	$33,292	$41,529	$43,099	$38,245	$156,165	$24,768	$31,624	$31,610	$88,002
EMEA	10,754	10,109	7,128	7,946	35,937	5,475	6,252	7,413	19,140
APAC	2,253	3,547	4,673	2,650	13,123	2,037	2,844	2,483	7,364
	$46,299	$55,185	$54,900	$48,841	$205,225	$32,280	$40,720	$41,506	$114,506

3.	Impact of Currency Fluctuation

The following table reflects the increases (decreases) in the results of operations for each period attributable to the change in foreign currency exchange rates from the prior period as well as foreign currency gains (losses) included in other income, net for each period (in thousands):

	2017					2018
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year	1st Qtr	2nd Qtr	3rd Qtr	YTD
Revenue	$(1,547)	$(1,219)	$536	$1,820	$(410)	$2,781	$1,699	$(581)	$3,899
Costs and expenses	(789)	(396)	723	1,485	1,023	2,328	831	(1,177)	1,982
Operating income	(758)	(823)	(187)	335	(1,433)	453	868	596	1,917
Foreign currency (losses) gains in other income	(646)	(348)	(81)	(771)	(1,846)	366	705	1,431	2,502
	$(1,404)	$(1,171)	$(268)	$(436)	$(3,279)	$819	$1,573	$2,027	$4,419

Manhattan Associates has a large research and development center in Bangalore, India.  The following table reflects the increases (decreases) in the financial results for each period attributable to changes in the Indian Rupee exchange rate (in thousands):

	2017					2018
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year	1st Qtr	2nd Qtr	3rd Qtr	YTD
Operating income	$(70)	$(326)	$(338)	$(345)	$(1,079)	$(360)	$359	$828	$827
Foreign currency (losses) gains in other income	(320)	(190)	71	(43)	(482)	210	1,120	1,572	2,902
Total impact of changes in the Indian Rupee	$(390)	$(516)	$(267)	$(388)	$(1,561)	$(150)	$1,479	$2,400	$3,729

4.Other income includes the following components (in thousands):

	2017					2018
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year	1st Qtr	2nd Qtr	3rd Qtr	YTD
Interest income	$293	$264	$314	$303	$1,174	$347	$241	$201	$789
Foreign currency (losses) gains	(646)	(348)	(81)	(771)	(1,846)	366	705	1,431	2,502
Other non-operating (expense) income	(18)	16	(26)	(112)	(140)	8	40	(94)	(46)
Total other (loss) income	$(371)	$(68)	$207	$(580)	$(812)	$721	$986	$1,538	$3,245

5.Capital expenditures are as follows (in thousands):

	2017					2018
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year	1st Qtr	2nd Qtr	3rd Qtr	YTD
Capital expenditures	$789	$1,914	$1,194	$2,302	$6,199	$2,174	$1,881	$1,481	$5,536

6.	Stock Repurchase Activity (in thousands):

	2017					2018
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year	1st Qtr	2nd Qtr	3rd Qtr	YTD
Shares purchased under publicly-announced buy-back program	1,004	535	-	1,156	2,695	1,158	1,082	389	2,629
Shares withheld for taxes due upon vesting of restricted stock	131	1	2	1	135	111	1	3	115
Total shares purchased	1,135	536	2	1,157	2,830	1,269	1,083	392	2,744

Total cash paid for shares purchased under publicly-announced buy-back program	$49,978	$24,974	$-	$49,953	$124,905	$49,972	$47,876	$20,669	$118,517
Total cash paid for shares withheld for taxes due upon vesting of restricted stock	6,641	27	80	54	6,802	5,843	23	175	6,041
Total cash paid for shares repurchased	$56,619	$25,001	$80	$50,007	$131,707	$55,815	$47,899	$20,844	$124,558

7.	Impact of Cloud Transition

Because of our business transition to Cloud Subscriptions, we have revised our presentations of revenue and related cost line items in our consolidated statements of income. We have reclassified certain line items in prior period financial statements to conform to the current period presentation in the consolidated statements of income. These reclassifications include: all revenue line items; cost of license; cost of cloud subscriptions, maintenance and services; and cost of hardware. These reclassifications did not affect total revenue, operating income or net income. The following table reflects the comparison between the former and new presentation (in thousands):

	2016	2017					2018
	Full Year	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year	1st Qtr	2nd Qtr	3rd Qtr	YTD

Former Presentation:
Software license	$84,996	$22,773	$22,442	$18,794	$17,900	$81,909	$12,024	$18,350	$17,981	$48,355
Services	467,286	108,833	116,828	115,555	110,394	451,610	111,701	115,051	116,911	343,663
Hardware and other	52,275	11,883	14,871	18,534	15,792	61,080	6,844	8,470	7,459	22,773
	$604,557	$143,489	$154,141	$152,883	$144,086	$594,599	$130,569	$141,871	$142,351	$414,791

Cost of license	$10,820	$2,240	$2,355	$2,830	$3,169	$10,594	$3,982	$5,534	$5,789	$15,305
Cost of services	197,475	49,743	47,751	44,750	43,053	185,297	50,348	49,475	50,984	150,807
Cost of hardware and other	41,584	9,638	12,207	15,492	12,505	49,842	3,464	4,072	4,413	11,949
	$249,879	$61,621	$62,313	$63,072	$58,727	$245,733	$57,794	$59,081	$61,186	$178,061

New Presentation:
Software license	$79,213	$21,277	$20,064	$16,260	$14,712	$72,313	$7,555	$12,973	$11,526	$32,054
Cloud subscriptions (a)	5,783	1,496	2,378	2,534	3,188	9,596	4,469	5,377	6,455	16,301
Maintenance	133,848	33,376	35,959	36,338	37,325	142,998	36,397	36,993	37,177	110,567
Services	351,785	79,781	85,327	84,211	77,183	326,502	78,757	82,267	84,136	245,160
Hardware	33,928	7,559	10,413	13,540	11,678	43,190	3,391	4,261	3,057	10,709
	$604,557	$143,489	$154,141	$152,883	$144,086	$594,599	$130,569	$141,871	$142,351	$414,791

Cost of license	$6,818	$1,352	$1,438	$1,316	$1,377	$5,483	$1,308	$2,096	$1,211	$4,615
Cost of cloud subscriptions, maintenance and services (b)	219,635	54,899	53,109	51,103	48,934	208,045	56,486	56,985	59,975	173,446
Cost of hardware	23,426	5,370	7,766	10,653	8,416	32,205	-	-	-	-
	$249,879	$61,621	$62,313	$63,072	$58,727	$245,733	$57,794	$59,081	$61,186	$178,061

Reconciliation of GAAP to Non-GAAP Measures:

	2016	2017					2018
	Full Year	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year	1st Qtr	2nd Qtr	3rd Qtr	YTD

Former Presentation:
Cost of services	$197,475	$49,743	$47,751	$44,750	$43,053	$185,297	$50,348	$49,475	$50,984	$150,807
Equity-based compensation (c)	(3,794)	(1,141)	(580)	(875)	(1,398)	(3,994)	(1,117)	(1,556)	(1,531)	(4,204)
Adjusted Cost of services	$193,681	$48,602	$47,171	$43,875	$41,655	$181,303	$49,231	$47,919	$49,453	$146,603

New Presentation:
Cost of cloud subscriptions, maintenance and services (b)	$219,635	$54,899	$53,109	$51,103	$48,934	$208,045	$56,486	$56,985	$59,975	$173,446
Equity-based compensation (c)	(3,794)	(1,141)	(580)	(875)	(1,398)	(3,994)	(1,117)	(1,556)	(1,531)	(4,204)
Adjusted Cost of cloud subscriptions, maintenance and services	$215,841	$53,758	$52,529	$50,228	$47,536	$204,051	$55,369	$55,429	$58,444	$169,242

(a) Cloud subscriptions includes software as a service (SaaS) and arrangements that provide customers the right to use our software within a cloud-based environment that we manage where the customer does not have the right to take possession of the software without significant penalties.

(b) Cost of cloud subscriptions, maintenance and services consists primarily of salaries and other personnel-related expenses of employees dedicated to cloud subscriptions; maintenance services; and professional and technical services as well as hosting fees.

(c) Adjusted results exclude all equity-based compensation to facilitate comparison with our competitors and peers and for the other reasons explained in our Current Report on Form 8-K filed today with the SEC.

8. ASC 606 Adoption

We adopted the new revenue recognition standard, FASB ASC Topic 606, Revenue from Contracts with Customers, in the first quarter of 2018. The new standard provides accounting guidance for all revenue arising from contracts with customers and affects substantially all entities. We adopted the standard using the modified retrospective method with the cumulative effect of initially adopting the standard recorded as an adjustment to retained earnings as of January 1, 2018. We recorded historical hardware sales prior to the adoption of ASC 606 on a gross basis, as we were the principal in the transaction in accordance with ASC 605-45. Under the new standard, we are an agent in the transaction as we do not physically control the hardware we sell. Accordingly, we recognize our hardware revenue net of related cost, which reduces both hardware revenue and cost of sales as compared to our accounting prior to 2018. We recognize and present our hardware revenue net of related cost under the new standard prospectively. For comparison purposes only, had we implemented ASC 606 using the full retrospective method, we would have presented hardware revenue net of expense in our 2017 quarterly financial results below (in thousands):

	2016	2017					2018
	Full Year	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year	1st Qtr	2nd Qtr	3rd Qtr	YTD

Presentation of Hardware Revenue - Pre ASC 606 adoption:

Revenue
Hardware Revenue	$33,928	$7,559	$10,413	$13,540	$11,678	$43,190	$11,224	$16,252	$10,575	$38,051

Cost of Revenue
Cost of Hardware	(23,426)	(5,370)	(7,766)	(10,653)	(8,416)	(32,205)	(7,833)	(11,991)	(7,518)	(27,342)

Hardware Revenue, net	$10,502	$2,189	$2,647	$2,887	$3,262	$10,985	$3,391	$4,261	$3,057	$10,709

Proforma Presentation of Hardware Revenue - Post ASC 606 Using Full Retrospective Method:

Hardware Revenue	$10,502	$2,189	$2,647	$2,887	$3,262	$10,985	$3,391	$4,261	$3,057	$10,709